EXHIBIT 24

KEYCORP

POWER OF ATTORNEY

The undersigned, an officer or director, or both an officer and director, of KeyCorp, an Ohio corporation, which anticipates filing with the United States Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the “Annual Report”), hereby constitutes and appoints Paul N. Harris, Thomas C. Stevens, and Daniel R. Stolzer, and each of them, as attorney for the undersigned, with full power of substitution and resubstitution, for and in the name, place, and stead of the undersigned, to sign and file the Annual Report and exhibits thereto, and any and all amendments thereto, with full power and authority to do and perform any and all acts and things requisite and necessary to be done, hereby ratifying and approving the acts of such attorney or any such substitute or substitutes.

IN WITNESS WHEREOF, the undersigned has hereto set his or her hand as of March 8, 2004.

/s/ Henry L. Meyer III	/s/ Jeffrey B. Weeden

Henry L. Meyer III Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	Jeffrey B. Weeden Senior Executive Vice President and Chief Financial Officer

/s/ Lee G. Irving	/s/ Cecil D. Andrus

Lee G. Irving Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	Cecil D. Andrus, Director

/s/ William G. Bares	/s/ Edward P. Campbell

William G. Bares, Director	Edward P. Campbell, Director

/s/ Carol A. Cartwright	/s/ Alexander M. Cutler

Carol A. Cartwright, Director	Alexander M. Cutler, Director

/s/ Henry S. Hemingway	/s/ Charles R. Hogan

Henry S. Hemingway, Director	Charles R. Hogan, Director

/s/ Lauralee E. Martin	/s/ Douglas J. McGregor

Lauralee E. Martin, Director	Douglas J. McGregor, Director

/s/ Eduardo R. Menascé	/s/ Steven A. Minter

Eduardo R. Menascé, Director	Steven A. Minter, Director

/s/ Bill R. Sanford	/s/ Thomas C. Stevens

Bill R. Sanford, Director	Thomas C. Stevens, Director

/s/ Dennis W. Sullivan	/s/ Peter G. Ten Eyck, II

Dennis W. Sullivan, Director	Peter G. Ten Eyck, II, Director